                                                                    EXHIBIT 10.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND IS BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS SECURITY MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.


                                PROMISSORY NOTE

                       PANOLAM INDUSTRIES HOLDINGS, INC.

U.S. $8,000,000                                             Dated: June 12, 1996

          FOR VALUE RECEIVED, the undersigned, Panolam Holdings, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), hereby promises to pay to the order of Domtar Industries Inc. (the "Holder") the principal amount of eight million dollars (U.S. $8,000,000) on December 10, 2001 (the "Maturity Date") together with interest thereon as hereinafter provided.

          The principal amount hereof remaining unpaid and outstanding from time to time shall bear interest from and after the date hereof until paid, both before and after maturity, default or judgment, at a rate of 12% per annum, compounded semi-annually on June 30 and December 31 of each year commencing December 31, 1996; provided that any portion of the principal amount hereof remaining unpaid after the Maturity Date shall bear interest as aforesaid from and after the Maturity Date at a rate of 13% per annum. Such interest shall accrue on a day-to-day basis and shall be payable contemporaneously with payment of the principal amount hereof. All computations of interest hereunder shall be made on the basis of a year of 365 or 366, as the case may be, days for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is to be calculated. All compounded interest shall be added to the principal amount hereof.

          The Company may at any time prepay all or any portion of the indebtedness evidenced by this Note without notice or penalty, provided that any such payment shall be applied firstly against any accrued and unpaid interest and secondly against the unpaid principal amount hereof.

                                   ARTICLE I
                                INTERPRETATION
                                --------------

1.1       DEFINITIONS. As used in this Note, the following terms shall have the
          -----------
following meanings, such terms to be equally applicable to the singular and plural forms of the terms so defined:

     (a) "AFFILIATE" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director, executive officer, general partner, managing member of, or holds an equivalent position with (A) such specified person, (B) any Subsidiary of such specified person or (C) any person described in clause (i) above;

     (b) "BANK DEBT AGREEMENT" means the credit agreement dated as of June 7, 1996 among Can Opco and U.S. Opco, as borrowers, the Company, Holdco, The Melamine Group, Inc. and Melamine Decorative Laminate, Inc., as guarantors, certain financial institutions from time to time parties thereto as lenders and The Bank of Nova Scotia, as agent for such lenders, as amended, supplemented, restated or otherwise modified from time to time, and any other agreement or agreements which refinance or replace, whether in whole or in part and whether for the same or a greater or lesser principal amount, the credit facilities provided for in such credit agreement;

     (c) "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City;

     (d) "CAN OPCO" means Panolam Industries Ltd. (formerly known as 1166293 Ontario Inc.), a corporation incorporated under the laws of the Province of Ontario;

     (e) "CANADIAN ASSET PURCHASE AGREEMENT" means the asset purchase agreement dated as of February 15, 1996 between Domtar Inc. and Can Opco, as amended, supplemented, restated or otherwise modified from time to time;

     (f) "CAPITAL LEASE OBLIGATION" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP;

     (g) "CAPITAL STOCK" of a corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock;

     (h) "CCFL" means CCFL Subordinated Debt Fund and Company, Limited Partnership;

     (i) "CREDIT AGREEMENTS" means the Bank Debt Agreement and the Subordinated Debt Agreement;

     (j)  "DEBT" of any person means, without duplication:

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

          (ii)  all Capital Lease Obligations of such person;

          (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

          (v)   all obligations of the type referred to in clauses (i) through
                (iv) above of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and

          (vi)  all obligations of the type referred to in clauses (i) through
                (v) above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

     (k) "EBITDA" means, for any period, the sum of the following amounts for such period:

          (i)   net income;

          (ii)  interest expense;

          (iii) to the extent deducted in determining net income, federal, state, provincial, local and foreign income taxes, whether paid or deferred;

          (iv) to the extent deducted in determining net income, depreciation and amortization expense, the non-cash portion of post-retirement benefits expense and other non-cash charges and expenses;

          (v) to the extent deducted in determining net income, extraordinary losses; and

          (vi) to the extent deducted in determining net income, restructuring or similar charges or expenses in respect of (A) the integration and rationalization of the two Oregon facilities of U.S. Opco,
                (B) the acquisition and rationalization of the equipment purchased by U.S. Opco from a facility located in Ruston, Louisiana or (C) the relocation of senior executives of Can Opco or U.S. Opco;

            minus

          (vii)  to the extent included in net income, extraordinary gains;

            in each case, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP;

     (l) "EQUITY AGREEMENTS" means (i) the subscription agreements by which the stockholders of the Company have subscribed for an aggregate of 100,000 shares of class A common stock of the Company, (ii) the stockholders agreement of even date herewith among such stockholders, the Company and the Holder, (iii) the Warrant and (iv) the option agreement of even date herewith granted by Holdco in favour of the stockholders of the Company with respect to the shares of Can Opco;

     (m)    "EVENTS OF DEFAULT" has the meaning ascribed thereto in Section 5.1;

     (n) "EXCESS CASH FLOW" means, for any fiscal year of the Company, the excess (if any) of:

          (i)    EBITDA for such fiscal year;

            over

          (ii)   the sum of the following amounts for such fiscal year:

                 (A)  interest expense;

                 (B) all payments (whether or not scheduled or mandatory) of the principal amount of the Opco Debt;

                 (C) all federal, state, provincial, local and foreign income taxes paid in such year;

                 (D) all payments in such year on account of capital
                     expenditures or, if either of the Credit Agreements provides for a maximum amount of capital expenditures permitted to be made by Can Opco and/or U.S. Opco for such year, the higher of:

                         i)    such maximum permitted amount for such year; and

                         ii) the amount of all payments in such year on account of capital expenditures; and

                 (E) the amount of the net increase, if any, of current assets
                     (excluding cash) over current liabilities (excluding the current portion of any Debt) from the last day of the immediately preceding fiscal year;

                 minus

                 (F) the amount of the net increase, if any, of current
                     liabilities (excluding the current portion of any Debt) over current assets (excluding cash) from the last day of the immediately preceding fiscal year;

          in each case, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP;

     (o) "GAAP" means those generally accepted accounting principles applied in the United States in the preparation of financial statements;

     (p) "GENSTAR" means Genstar Capital Partners II, L.P., Genstar Capital, L.L.C. and their respective Affiliates;

     (q) "HOLDCO" means Panolam Industries International, Inc., a corporation incorporated under the laws of the State of Delaware;

     (r) "MATERIAL CONTRACTS" means the Purchase Agreements, the Credit Agreements, the Equity Agreements, this Note and all agreements, instruments and other documents delivered in connection with the foregoing and the transactions contemplated thereby, including, without limitation, the limited recourse guarantees given by the

          Company with respect to the Opco Debt and the share pledge agreements executed by the Company in support of such guarantees;

     (s) "OPCO DEBT" means any and all amounts payable under or in respect of the Credit Agreements including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Can Opco, U.S. Opco, Holdco or the Company, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof;

     (t) "PURCHASE AGREEMENTS" means the Canadian Asset Purchase Agreement, the U.S. Asset Purchase Agreement and the U.S. Share Purchase Agreement;

     (u) "SUBORDINATED DEBT AGREEMENT" means the credit agreement dated as of June 7, 1996 between Can Opco and CCFL, as amended, supplemented, restated or otherwise modified from time to time, and any other agreement or agreements which refinance or replace, whether in whole or in part and whether for the same or a greater or lesser principal amount, the credit facilities provided for in such credit agreement;

     (v) "SUBSIDIARY" of any specified person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such specified person, (ii) such specified person and one or more Subsidiaries or (iii) one or more Subsidiaries of such specified person;

     (w) "U.S. ASSET PURCHASE AGREEMENT" means the asset purchase agreement dated as of February 15, 1996 between the Holder and U.S. Opco, as amended, supplemented, restated or otherwise modified from time to time;

     (x) "U.S. OPCO" means Panolam Industries, Inc. (formerly known as PAN Acquisition, Inc.), a corporation incorporated under the laws of the State of Delaware;

     (y) "U.S. SHARE PURCHASE AGREEMENT" means the share purchase agreement dated as of February 15, 1996 between the Holder and U.S. Opco, as amended, supplemented, restated or otherwise modified from time to time; and

     (z) "WARRANT" means the warrants to purchase shares of class A common stock of the Company granted by the Company to the Holder pursuant to a warrant agreement of even date herewith.

1.2    CURRENCY. In this Note, all dollar amounts are expressed in United States
       --------
currency.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

2.1  (a)  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents
          --------------------------------------------
and warrants as follows:

          (i) the Company, Holdco and U.S. Opco are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          (ii) Can Opco is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario;

          (iii) the execution, delivery and performance by the Company of this Note are within the Company's corporate powers and have been duly authorized by all necessary corporate action;

          (iv) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, or regulatory body is required for the due execution, delivery and performance by the Company of this Note;

          (v) this Note is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

          (vi) none of the Company, Holdco, Can Opco or U.S. Opco has any material assets other than (A) its investment (direct or indirect) in Can Opco and U.S. Opco and (B) assets acquired or rights arising under the Material Contracts, nor does any of them have any material liabilities or obligations other than
                 (X) any intercorporate Debt owing to Holdco or its Subsidiaries and (Y) liabilities or obligations incurred or assumed pursuant to the Material Contracts, including without limitation, the limited recourse guarantees given by the Company with respect to the Opco Debt and the share pledge agreements executed by the Company in support of such guarantees;

          (vii) the Debt of the Company, determined on a consolidated basis for the Company and its Subsidiaries (excluding Debt assumed by Can Opco and U.S. Opco pursuant to the Purchase Agreements), is not greater than $80,000,000;

          (viii) none of the Company, Holdco, Can Opco or U.S. Opco is a party to, or bound by, any material agreement or instrument other than the Material Contracts;

          (ix) the authorized share capital of the Company consists of 150,000 shares of class A common stock and 150,000 shares of non-voting class B common stock, of which 100,000 shares of class A common stock are issued and outstanding as fully paid and non-assessable shares and are held of record as follows:

                       Genstar                          88,640    (88.6%)
                       CCFL                             11,000    (11.0%)
                       Claude P. Arcand                    360     (0.4%)
                                                       -------    -----
                                                       100,000    100.0%
                                                       =======    =====

          (x) no person has any agreement or any option, warrant, subscription privilege, conversion privilege or other right to purchase or otherwise acquire any unissued (or, to the Company's knowledge, issued) shares of any class of Capital Stock of the Company other than pursuant to (A) the Equity Agreements and (B) any stock option plan or plans established from time to time for the benefit of employees of the Company and its Subsidiaries, provided that not more than 10% of the equity in the Company is issued or available to be issued thereunder;

          (xi) Holdco is a wholly-owned Subsidiary of the Company and each of Can Opco and U.S. Opco is a wholly-owned Subsidiary of Holdco; no person has any agreement or any option, warrant, subscription privilege, conversion privilege or other right to purchase or otherwise acquire any unissued or issued shares of any class of Capital Stock of Holdco, Can Opco or U.S. Opco other than pursuant to the Equity Agreements; and

          (xii) none of the Company and its Subsidiaries is in breach of, and neither the execution and delivery of this Note nor the performance by the Company of its obligations under this Note will result in any breach of, or create a state of facts which, after notice or lapse of time, or both, would constitute a breach of, (A) the certificate of incorporation, by-laws or resolutions of the Company or its Subsidiaries, (B) the Material Contracts or (C) any applicable law (excluding, in the case of this clause (C), any breaches which in the aggregate do not have a material adverse effect on the consolidated business, operations or financial condition of the Company).

     (b) Representations and Warranties of the Holder. The Holder represents and
         --------------------------------------------
warrants as follows:

          (i) the Holder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          (ii) the execution, delivery and performance by the Holder of this Note are within the Holder's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Holder's articles or by-laws or (B) any law or contractual restriction binding on or affecting the Holder;

          (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Holder of this Note; and

          (iv) the Holder has been advised and understands that this Note not been registered under the U.S. Securities Act of 1933, as amended. The Holder, by purchasing this Note, agrees for the benefit of the Company that this Note may only be resold, pledged or otherwise transferred pursuant to an effective registration statement under such Act or pursuant to an exemption from registration under such Act, provided an opinion of counsel is furnished reasonably satisfactory in form and substance to the Company, stating that an exemption from the registration requirements of such Act is available.


                                  ARTICLE III
                           COVENANTS OF THE COMPANY
                           ------------------------

3.1       AFFIRMATIVE COVENANTS. For so long as any amount under this Note shall
          ---------------------
remain unpaid, the Company will, unless the Holder shall otherwise consent in writing:

     (a)  REPORTING. Furnish to the Holder:
          ---------

          (i) audited annual consolidated financial statements of the Company and Holdco and unaudited annual consolidated financial statements of Can Opco and U.S. Opco within 120 days after the end of each fiscal year;

          (ii) unaudited quarterly consolidated financial statements of the Company, Holdco, U.S. Opco and Can Opco within 45 days after the end of each of the first three quarters of each fiscal year;

          (iii) copies of any definitive agreements that relate to any refinancing or extension of any Opco Debt; and

          (iv) copies of any definitive agreements that relate to the acquisition or divestiture of assets by the Company or any of its Subsidiaries, other than in the ordinary course of business, at a price in excess of $10,000,000;

     (b)  BUSINESS OPERATIONS. Cause the respective business operations of Can
          -------------------
          Opco and U.S. Opco to be carried on in the normal course with a view to the best interests of the Company; and

     (c)  REFINANCING OF OPCO DEBT. In the event of any refinancing or extension
          ------------------------
          of any Opco Debt, cause Can Opco and U.S. Opco to use reasonable commercial efforts consistent with the best interests of the operations and financial requirements of Can Opco and U.S. Opco to negotiate with the relevant holders or prospective holders of Opco Debt so as to permit the repayment of this Note no later than the Maturity Date and to permit Can Opco and U.S. Opco to pay to Holdco, within 120 days after the end of each fiscal year ending after the Maturity Date, 50% of the Excess Cash Flow for such year. Subject to the relevant holders of Opco Debt consenting thereto, the Company shall cause Can Opco and U.S. Opco to make such payments to Holdco and shall cause Holdco to pay the same to the Company, to be applied by the Company as payments firstly against any accrued and unpaid interest hereunder and secondly against the principal amount hereof.

3.2       NEGATIVE COVENANTS. For so long as any amount under this Note shall
          ------------------
remain unpaid, the Company will not, without the written consent of the Holder:

     (a)  DEBT. Incur or assume any Debt which ranks senior in right of payment
          ----
          to, or pari passu in right of payment with, this Note (excluding
                 ----------
          guarantees with respect to the Opco Debt);

     (b)  DIVIDENDS, ETC. Declare or pay any dividend or make any other
          --------------
          distribution on or in respect of any Capital Stock of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any Capital Stock of the Company, now or hereafter outstanding, except that the Company may (i) declare and pay any dividend or distribution in Capital Stock of the Company, (ii) purchase, redeem or otherwise acquire any Capital Stock with the proceeds received from a substantially concurrent issue of Capital Stock or (iii) purchase, redeem or otherwise acquire Capital Stock from former employees of the Company or its Subsidiaries;

     (c)  BUSINESS ACTIVITIES. Engage in, or permit Holdco to engage in, any
          -------------------
          activities unrelated to their investment in Can Opco and U.S. Opco and ancillary activities, or permit Can Opco, U.S. Opco or any of their respective Subsidiaries to engage in any material business activities other than the manufacture and sale of thermally fused melamine products and related products and operations;

     (d)  MANAGEMENT FEES. Pay, or permit any of its Subsidiaries to pay,
          ---------------
          management fees to Genstar which, in the aggregate, exceed U.S. $600,000 in any fiscal year, which amount shall increase by 3%, on a cumulative basis, for 1997 and each subsequent fiscal year;

     (e)  TRANSACTIONS WITH GENSTAR. Except for the payment of management fees
          -------------------------
          permitted under clause (d) above, make any payment or loan to Genstar, or enter into any material contract or transaction with Genstar, or permit any of the Subsidiaries of the Company to do so, unless, in any such case, such arrangement is on terms not less favourable to the Company or such Subsidiary than those that typically would be available from a person who deals at arm's length with the Company; or

     (f)  PLEDGE OF SHARES OF HOLDCO. Pledge the shares of Holdco other than as
          --------------------------
          security for any Debt of Can Opco and U.S. Opco (excluding any Debt incurred in connection with the refinancing of any Opco Debt if, at the time of such refinancing, the ratio of Debt to EBITDA of the Company, determined on a consolidated basis, is less than 3:1).

                                  ARTICLE IV
                                   SECURITY
                                   --------

4.1       PLEDGE OF SHARES OF HOLDCO. If and for so long as the shares of Holdco
          --------------------------
owned by the Company are not pledged or required to be pledged as security for any Opco Debt, the Company shall pledge such shares as collateral security for the performance of its obligations under this Note.


                                   ARTICLE V
                               EVENTS OF DEFAULT
                               -----------------

5.1       EVENTS OF DEFAULT. If any of the following events ("Events of
          -----------------
Default") shall occur and be continuing:

     (a) the Company shall fail to pay the principal and accrued interest on this Note after the same becomes due and payable and such failure shall continue for a period of 30 or more calendar days;

     (b) any representation or warranty made by the Company in this Note shall prove to have been incorrect in any material respect when made and such representation or warranty continues to be incorrect for a period of 30 or more days after written notice thereof shall have been given to the Company by the Holder;

     (c) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Note on its part to be performed or observed and such failure shall remain unremedied for a period of 30 or more days after written notice thereof shall have been given to the Company by the Holder;

     (d) a writ of execution, garnishment, attachment or similar process is issued or levied relating to an amount claimed (or, if less, the value of the property subject thereto) in excess of $5,000,000 and such writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated, stayed or otherwise being contested diligently, in good faith and on a timely basis, within 90 days after its entry, commencement or levy; or

     (e) the Company or any of its material Subsidiaries (including, without limitation, Holdco, Can Opco or U.S. Opco) shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any processing shall be instituted by or against the Company or any of its material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

the Holder may, by notice to the Company, declare all indebtedness evidenced hereby to be forthwith due and payable, whereupon all such indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company to the extent permitted by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the U.S. Federal Bankruptcy Code, all such indebtedness shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company to the extent permitted by law.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

6.1    AMENDMENTS, ETC. No amendment or waiver of any provision of this Note,
       ---------------
nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.2       NOTICES, ETC. Any notice or communication provided for under this
          ------------
Agreement shall be in writing and be sufficiently given to the Party to whom it is addressed if it is delivered or sent by prepaid registered or certified mail or transmitted by telecopier to or for such Party at the address or telecopier number of such Party as set out hereinafter or at such other address or telecopier number as such Party shall have hereafter notified to the other Party in the manner provided for in this Section.

If to the Holder:

               Domtar Industries Inc.
               c/o Domtar Inc.
               395 de Maisonneuve Blvd. West
               Montreal, Quebec
               Canada
               H3A 1L6
               Fax: (514) 848-6850
               Attention: Secretary

If to the Company:

               Panolam Industries Holdings, Inc.
               c/o Genstar Capital Partners II, L.P.
               Metro Tower, Suite 1170
               950 Tower Lane
               Foster City, California
               94404-2121, USA
               Fax: (415) 286-2383
               Attention: Daniel J. Boverman

          Any notice or communication addressed and delivered, mailed or telecopied, as the case may be, as aforesaid shall be deemed to have been sufficiently given and received on the date on which it was so delivered or, if such date is not on a Business Day, on the Business Day next following such date, or, if mailed, on the fifth Business Day next following the date of its mailing or, if transmitted by telecopier, on the first Business Day next following the date of its transmission by telecopier, as the case may be.

6.3       TAX INFORMATION. Upon request from the Holder, the Company will
          ---------------
provide the Holder with the information required in Treasury Regulation, Section 1.1275-3(b)(1)(i). As required by Treasury Regulation Section 1.1275-3(b)(1)(ii), the name and address of the representative of the Company who will promptly make available such information is Daniel J. Boverman, Panolam Industries Holdings, Inc., Metro Tower, Suite 1170, 950 Tower Lane, Foster City, California 94404-2121.

6.4       NO WAIVER; REMEDIES. No failure on the part of the Holder to exercise,
          -------------------
and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.5       WAIVER OF NOTICE. Except as otherwise provided in this Note, the
          ----------------
Company waives grace, demand, presentment for payment, notice of non-payment, protest and notice of protest, notice of dishonour or default, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit.

6.6       ATTORNEYS FEES. In the event that suit is brought for the
          --------------
enforcement of this Note, the prevailing party shall be entitled to such attorneys fees and other costs of suit as the court shall determine reasonable.

6.7       BINDING EFFECT.
          ---------------

     (a) Subject to subsection (b) below, this Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns, except that the Company shall not have the right to assign any of its rights or obligations hereunder.

     (b) The Holder may, upon at least 20 Business Days' notice to the Company, assign its rights under this Note to a Subsidiary of Domtar Inc. to whom the Warrant and any shares of common stock issued upon the exercise thereof may have been assigned, provided that (i) such assignment shall be in compliance with applicable securities law and (ii) the Holder and such assignee agree with the Company that the assignee shall remain a Subsidiary of Domtar Inc. for so long as the Note remains outstanding and the assignee holds this Note.

6.8       GOVERNING LAW. This Note shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF the Company has executed this Note.



                                        PANOLAM INDUSTRIES HOLDINGS, INC.

                                             By /s/ [SIGNATURE ILLEGIBLE]
                                               -------------------------------
                                                Name:
                                                Title: President

                                             By /s/ [SIGNATURE ILLEGIBLE]
                                               -------------------------------
                                                Name:
                                                Title: Secretary

DOMTAR INDUSTRIES, INC.

By /s/ Y.G. Katsuyama
  --------------------------------------
  Name: Y.G. Katsuyama
  Title: Asst. General Counsel

By
  --------------------------------------
  Name:
  Title:

PANOLAM INDUSTRIES DOMTAR NOTE INTEREST CALCULATION

                                 Principal                      Calculated       Interest
                               Plus Accrued        Accrual       Interest           By
                                 Interest           Days          Expense          Year
                         ----------------------------------------------------------------
6/12/96                          8,000,000
6/30/96                          8,047,342            18           47,342
12/31/96                         8,534,152           184          486,809         534,152
6/30/97                          9,041,992           181          507,840
12/31/97                         9,588,971           184          546,979       1,054,819
6/30/98                         10,159,580           181          570,609
12/31/98                        10,774,165           184          614,585       1,185,194
6/30/99                         11,415,302           181          641,137
12/31/99                        12,105,849           184          690,548       1,331,684
6/30/00                         12,830,210           182          724,361
12/31/00                        13,606,350           184          776,140       1,500,501
6/30/01                         14,416,021           181          809,671
12/10/01                        15,188,562           163          772,541       1,582,212

                                                   2,007        7,188,562       7,188,562

12/10/01 breakdown:
-------------------
Principal                                                       8,000,000
Interest                                                        7,188,562
                                                               ----------
Total owed                                                     15,188,562
                                                               ==========